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                                                                     EXHIBIT 5.1

                   [LETTERHEAD OF GIBSON, DUNN & CRUTHER LLP]



                                  May 29, 2002



D.R. Horton, Inc.
1901 Ascension Blvd., Suite 100
Arlington, Texas  76006

                  Re:      D.R. Horton, Inc. Exchange Offer

Ladies and Gentlemen:

         As counsel for D.R. Horton, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (as amended, the "Act") on the date hereof, with respect to the proposed offer by the Company (the "Exchange Offer") to exchange $250,000,000 aggregate principal amount of 8.5% Senior Exchange Notes due 2012 (the "Exchange Notes") of the Company for a like aggregate principal amount of privately placed 8.5% Senior Notes due 2012 (the "Old Notes"). The Exchange Notes will be issued pursuant to the Indenture, dated as of April 11, 2002 (the "Indenture"), among the Company, the guarantors named therein (the "Guarantors") and American Stock Transfer & Trust Company, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of April 11, 2002 (the "Supplemental Indenture"), among the Company, the guarantors thereto and the Trustee, and will be guaranteed pursuant to the terms of the Indenture and the notation thereof endorsed on the Exchange Notes on a senior basis by the subsidiary guarantors thereto (the "Guarantees"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement. The Exchange Notes and related Guarantees, the Indenture and Supplemental Indenture are referred to herein as the "Note Documents."

         For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

                  (1) The Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Company's Registration Statement (No. 333-76175) on Form S-3, filed April 13, 1999;

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D.R. Horton, Inc.
May 29, 2002
Page 2


                  (2) The Amended and Restated Bylaws of the Company, filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

                  (3) The Indenture and Supplemental Indenture (and form of Exchange Notes and related Guarantees), filed as exhibits to the Registration Statement by incorporation by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

                  (4) The Statement of Eligibility of the Trustee on Form T-1 for the Exchange Notes, filed as an exhibit to the Registration Statement; and

                  (5) Such records of the corporate proceedings of the Company, such certificates and assurances from public officials, officers and representatives of the Company, and such other documents as we have considered necessary or appropriate for the purpose of rendering this opinion.

         In rendering the opinion expressed below, we have assumed:

                  (a) The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

                  (b) Each of the parties to the Note Documents (including, without limitation, the Company and the Guarantors) is a validly existing corporation, limited partnership or limited liability company in good standing under the laws of its state of formation and has all requisite power and authority to execute, deliver and perform its obligations under each of the Note Documents to which it is a party, and the execution and delivery of such Note Documents by such party and performance of its obligations thereunder have been duly authorized by all necessary action and do not violate any law, regulation, order, judgment or decree applicable to such party.

                  (c) The Note Documents have been duly and validly executed and delivered by the Trustee. The Note Documents constitute the legal, valid and binding agreements of the Trustee.

                  (d) There are no agreements or understandings between or among the parties to the Note Documents that would expand, modify or otherwise affect the terms of the Note Documents or the respective rights or obligations of the parties thereunder.

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D.R. Horton, Inc.
May 29, 2002
Page 3


         On the basis of the foregoing examination, and in reliance thereon, and subject to the receipt by the Company and the Guarantors from the Securities and Exchange Commission of an order declaring the Registration Statement effective, and the qualifications and limitations set forth below, we are of the opinion that when the Exchange Notes and the Guarantees shall have been executed and authenticated as specified in the Indenture and Supplemental Indenture and exchanged as described in the Registration Statement, the Exchange Notes and Guarantees will be duly authorized and valid and binding obligations of the Company and the Guarantors.

         The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions:

                  A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America. Our opinions set forth herein are limited to the effect of the present state of applicable laws of the State of New York and the United States of America and to the facts as they presently exist. We assume no obligation to revise or supplement our opinions should the present laws, or the interpretation thereof, be changed or to revise or supplement these opinions in respect of any circumstances or events that occur subsequent to the date hereof.

                  B. Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

                  C. We express no opinion regarding (i) the effectiveness of any waiver (whether or not stated as such) under the Note Documents of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law, (ii) the effectiveness of any waiver (whether or not stated as such) contained in the Note Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (iii) the effectiveness of any waiver (whether or not stated as such) contained in the Note Documents of stay, extension or usury laws, (iv) any provision in the Note Documents relating to indemnification, exculpation or contribution or (v) any provision of the Note Documents requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

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D.R. Horton, Inc.
May 29, 2002
Page 4


                  D. We express no opinion as to (i) the effect on the enforceability of any Guarantee against any Guarantor of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a guarantor or surety or (ii) the effectiveness of any waiver of any such defense by any Guarantor under the Note Documents.

         This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,



                                          /s/ Gibson, Dunn & Crutcher LLP
                                          GIBSON, DUNN & CRUTCHER LLP


IFS/RWB/ND